                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    _______________________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  MAY 8, 1997
                                                  -----------

                               NTL INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


    Delaware                    0-22616                    52-1822078
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(State or Other               (Commission              (IRS Employer
Jurisdiction of               File Number)             Identification No.)
Incorporation)


110 East 59th Street, New York, New York                  10022
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(Address of Principal Executive Offices)               (Zip Code)

Registrant's Telephone Number, including area code          (212)906-8440
                                                          ------------------




 _____________________________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.
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     On May 8, 1997, NTL Incorporated (formerly International CableTel
Incorporated (the "Company")) announced that a wholly-owned subsidiary has entered into an agreement with United News & Media plc ("United") relating to Digital Television Network Limited ("DTN"), an indirect wholly-owned subsidiary of the Company which submitted applications to the Independent Television Commission ("ITC") for licenses to operate one or more digital terrestrial multiplexes under the Broadcasting Act 1996 ("DTT Licenses"). Under this agreement, United would, at the option of either NTL or United exercisable if the ITC notifies DTN that it is proposing to grant one or more DTT Licenses to DTN, subscribe for 30% of the equity of DTN. The remaining shares would be subscribed by a subsidiary of NTL.

     The agreement with United is conditional upon the ITC's grant of one or more DTT Licenses.

     DTN's applications for DTT Licenses and the agreement with United are currently being considered by the ITC and there can be no assurances that DTN's applications will ultimately be successful.

     A copy of the press release issued by the Company announcing the above is attached hereto as an exhibit and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits
------   ---------------------------------

         Exhibits

         99  Press Release issued May 8, 1997.
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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              NTL INCORPORATED
                                    (Registrant)



                              By: /s/ George S. Blumenthal
                              ------------------------------------------------
                              Name: George S. Blumenthal
                              Title: Chairman of the Board and Treasurer


Dated: May 8, 1997
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                                 EXHIBIT INDEX
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Exhibit                                                            Page
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  99       Press Release issued May 8, 1997.